SECOND AMENDMENT TO
MANAGEMENT AND SERVICES AGREEMENT

THIS SECOND AMENDMENT TO MANAGEMENT AND SERVICES AGREEMENT (the “Second Amendment”) is made this 16th day of May, 2008, and amends that certain Management and Services Agreement dated as of August 7, 2003, (the “Agreement”) by and between MORRIS COMMUNICATIONS COMPANY, LLC, a Georgia limited liability company (“Morris Communications”), MSTAR SOLUTIONS, LLC, a Georgia limited liability company (“MSTAR Solutions”) and MORRIS PUBLISHING GROUP, LLC, a Georgia limited liability company, as amended by that certain First Amendment to Management Services Agreement dated February 24, 2005, (the “First Amendment”). All capitalized terms used in this Second Amendment and not otherwise defined in this Second Amendment shall have the meanings set forth in the Agreement.

W I T N E S S E T H

WHEREAS, Morris Communications, MSTAR Solutions and Morris Publishing each desire to amend the Agreement, as amended by the First Amendment, in order to provide that both the Morris Communications’ Fee and the MSTAR Solutions’ Fee shall be Zero Dollars ($0.00) from May 1, 2008, to December 31, 2008.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

ARTICLE 2
FEE AND PAYMENT TERMS

Section 2.1 of the Agreement is hereby amended by adding the following new paragraph (e):

“(e) Notwithstanding the foregoing, for the period from May 1, 2008 to December 31, 2008, the Morris Communications’ Fee and the MSTAR Solutions’ Fee shall be Zero Dollars ($0.00).”

Section 2.2(a) of the Agreement is hereby amended by the following new subparagraph (iii):

“(iii) Notwithstanding the foregoing, the no monthly payments shall be made with respect to the months of May through December of 2008.”

As amended hereby, the Agreement shall remain in full force and effect.

(Signatures continue on next page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MORRIS COMMUNICATIONS COMPANY, LLC, a Georgia limited liability company

By:	/s/ Craig S. Mitchell

Print Name:	Craig S. Mitchell

Title:	Senior Vice President of Finance

MORRIS PUBLISHING GROUP, LLC, a Georgia limited liability company

By:	/s/ Craig S. Mitchell

Print Name:	Craig S. Mitchell

Title:	Senior Vice President of Finance

MSTAR SOLUTIONS, LLC, a Georgia limited liability company

By:	/s/ Craig S. Mitchell

Print Name:	Craig S. Mitchell

Title:	Senior Vice President of Finance